Exhibit 10.23

METALS USA HOLDINGS CORP.

2010 LONG-TERM INCENTIVE PLAN

Section 1. Purpose; Definitions

The purpose of the Plan is (i) to further the growth and success of the Company and its Subsidiaries (as hereinafter defined) by enabling directors, employees, consultants and other service providers of the Company and/or its Subsidiaries to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries.

Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person and/or one or more Affiliates thereof. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or any of its Affiliates, other than Metals USA Holdings Corp. and its Subsidiaries.

(b) “Applicable Exchange” means The New York Stock Exchange, or, in the event the Common Stock is not listed on such exchange, such other national securities exchange on which the Shares are principally listed or quoted.

(c) “Award” means an Option, Restricted Stock, Stock Appreciation Right, Restricted Stock Unit, or other stock-based award granted pursuant to the terms of the Plan.

(d) “Award Agreement” means a written or electronic agreement, contract or other instrument or document evidencing the grant of an Award that has been duly authorized and approved by the Board or the Committee.

(e) “Board” means the Board of Directors of the Company.

(f) “Business Combination” has the meaning set forth in Section 9(b)(iii).

(g) “Cause” means, with respect to a Participant’s Termination of Employment: (i) if the applicable Award Agreement defines such term, the meaning given in the Award Agreement; (ii) if the applicable Award Agreement does not define such term, and the Participant is at the time of the grant of the Award party to an Individual Agreement with the Company or any of its Subsidiaries which defines such term, the meaning given in such

Individual Agreement; and (iii) in all other cases, a Termination of Employment by the Company or any of its Subsidiaries or Affiliates based on such Participant’s (A) commission of a felony or a crime of moral turpitude; (B) commission of a willful and material act of dishonesty involving the Company or any of its Subsidiaries; (C) breach of any fiduciary duty owed to the Company; (D) material breach of Participant’s obligations under any material agreement, including the Company’s Code of Conduct, entered into between the Participant and the Company or any of its Subsidiaries or Affiliates which is non-curable or, if curable, not cured within 30 days of written notice of such breach; (E) willful breach of the Company’s policies or procedures that causes material harm to the Company or its business reputation; or (F) willful misconduct which causes material harm to the Company or its business reputation.

(h) “Change in Control” has the meaning set forth in Section 9(b).

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to any specific section of the Code shall be deemed to include such regulations and guidance issued in respect thereof, as well as any successor provision of the Code.

(j) “Commission” means the Securities and Exchange Commission or any successor agency.

(k) “Committee” has the meaning set forth in Section 2(a).

(l) “Common Stock” means common stock, par value $0.01 per share, of the Company.

(m) “Company” means Metals USA Holdings Corp., a Delaware corporation.

(n) “Corporate Transaction” has the meaning set forth in Section 3(c).

(o) “Disability” means, with respect to a Participant: (i) if the applicable Award Agreement defines such term, the meaning given in the Award Agreement; (ii) if the applicable Award Agreement does not define such term, and the Participant is at the time of the grant of the Award party to an Individual Agreement with the Company or any of its Subsidiaries which defines such term, the meaning given in such Individual Agreement; and (iii) in all other cases, that the Participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code, and, with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (1) the Participant’s “disability” within the meaning of Section 409A of the Code, (2) the Participant’s “separation from service” within the meaning of Section 409A of the Code, and (3) the date such Award otherwise would be settled pursuant to the terms of the Award Agreement.

(p) “Disaffiliation” of a Subsidiary or Affiliate means the Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(q) “Effective Date” shall have the meaning set forth in Section 13(o).

(r) “Eligible Individuals” means directors, employees, consultants and other service providers of the Company or any of its Subsidiaries or Affiliates on the date of the grant.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(t) “Fair Market Value” means the closing price of a share of the Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, but is listed on another established securities market on the date of measurement and the Common Stock is readably tradable, Fair Market Value shall be the closing price of a share of the Common Stock on the established securities market on the date of measurement, or if Shares were not traded on the established securities market on such measurement date, then on the next preceding date on which Shares were traded on the established securities market, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange or another established securities market on which the Shares are readily tradable, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(u) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(v) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (ii) such later date as the Committee shall provide in such resolution.

(w) “Incentive Stock Option” means any Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x) “Incumbent Board” has the meaning set forth in Section 9(b)(ii).

(y) “Individual Agreement” means an employment, consulting, severance or similar written agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(z) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(aa) “Option” means an Award granted under Section 5.

(bb) “Outstanding Voting Securities” has the meaning set forth in Section 9(b)(i).

(cc) “Parent” has the definition set forth in Section 424(e) of the Code.

(dd) “Participant” shall have the meaning set forth in Section 4.

(ee) “Person” shall have the meaning set forth in Section 9(b)(i).

(ff) “Plan” means the Metals USA Holdings Corp. 2010 Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(gg) “Restricted Stock” means an Award granted under Section 6.

(hh) “Restricted Stock Units” means an Award granted under Section 7.

(ii) “Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant’s attainment of age 65.

(jj) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(kk) “Section 409A” means Section 409A of the Code and any guidance or regulations with respect thereto.

(ll) “Share Change” has the meaning set forth in Section 3(c).

(mm) “Shares” means shares of Common Stock.

(nn) “Stock Appreciation Right” means an Award granted under Section 5.

(oo) “Subsidiary” means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof, provided that with respect to Incentive Stock Options, Subsidiary has the same meaning as set forth in Section 424(f) of the Code.

(pp) “Tandem SAR” has the meaning set forth in Section 5(b).

(qq) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(rr) “Termination Date” shall have the meaning set forth in Section 11(a).

(ss) “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on a board of directors of the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Section 2. Administration

(a) The Plan shall be administered by the Board or the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be appointed by and serve at the pleasure of the Board. Unless otherwise provided by the Board, the Committee shall be composed of not less than two (2) directors (or such greater number as may be required by applicable law or the rules of an Applicable Exchange), each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 or any successor rule of similar import and, to the extent required by an Applicable Exchange, an “independent director” within the meaning of such Applicable Exchange. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 11, to modify, amend or adjust the terms and conditions of any Award;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(viii) to increase or to reduce the exercise price of any or all outstanding Awards, provided such increase or reduction does not violate Section 409A of the Code;

(ix) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to make any determinations of fact required in connection with interpreting the terms and provisions of the Plan or any Award;

(x) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(xi) to determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(xii) to decide all other matters that must be determined in connection with an Award; and

(xiii) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 13(j), allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

(ii) Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided herein or in the Award Agreement. Award Agreements may be amended only in accordance with Section 11 hereof. For purposes of Section 409A of the Code, each Award Agreement shall be deemed a separate “plan” for purposes of Treasury Regulation 1.409A-1(c).

Section 3. Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 1,500,000. The maximum number of Shares that may be delivered pursuant to Options intended to be Incentive Stock Options shall be 1,500,000 Shares. The limits set forth in this Section 3(a) shall be subject to the provisions of Sections 3(b) and 3(c).

(b) Rules for Calculating Shares Delivered.

(i) To the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(ii) If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

(c) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 3(a) upon certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spin-off, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 3(a) upon certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right conclusively shall be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). Any adjustment under this Section 3(c) need not be the same for all Participants.

(d) Section 409A. Notwithstanding anything in this Section 3 to the contrary: (i) any adjustments made pursuant to this Section 3 to Awards that constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to this Section 3 to Awards that do not constitute a “nonqualified deferred compensation plan” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

Section 4. Eligibility

Awards may be granted under the Plan to Eligible Individuals. Each such person to whom an Award is granted under the Plan is referred to herein as a “Participant.”

Section 5. Options and Stock Appreciation Rights

(a) Types of Options. Options may be of two types: Incentive Stock Options and Non-Qualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date, or in the event of any change in the exercise price of such Option or Free-Standing SAR, on the date the repricing becomes effective.

(e) Exchange and Buyout of Options or Free-Standing SARs. The Committee may, at any time or from time to time, authorize the grant of new Options or Free-Standing SARs under this Plan in exchange for the surrender and cancellation of any or all outstanding Options or Free-Standing SARs. The Committee may at any time buy from a Participant an Option or Free-Standing SAR previously granted with payment in cash, securities of the Company or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

(f) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

(g) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Free-Standing SAR.

(h) Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company’s appointed third-party Option administrator specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of Shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(i) Payments may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) based on the Fair Market Value of the Common Stock on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted.

(ii) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

(iii) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

(i) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 13(a), and (iii) in the case of an Option, has paid in full for such Shares.

(j) Terminations of Employment. A Participant’s Options and Stock Appreciation Rights shall be forfeited upon such Participant’s Termination of Employment, except as set forth below:

(i) Upon a Participant’s Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

(ii) Upon a Participant’s Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

(iii) Upon a Participant’s Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

(iv) Upon a Participant’s Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) (1) in the case of a Non-Qualified Stock Option or Stock Appreciation Right, the 180th day following such Termination of Employment, and (2) in the case of an Incentive Stock Option, the 90th day following such Termination of Employment, and (B) expiration of the Term of such Option or Stock Appreciation Right; and

(v) Notwithstanding the above provisions of this Section 5(j), if a Participant dies after such Participant’s Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(j)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Option.

(k) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Non-Qualified Option or Free-Standing SAR, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(k), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

Section 6. Restricted Stock

(a) Awards and Certificates. Shares of Restricted Stock are actual shares issued to a Participant, and shall be evidenced by an Award Agreement and in such other manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions, and restrictions (including forfeiture) set forth in the Metals USA Holdings Corp. 2010 Long-Term Incentive Plan (the “Plan”) and the applicable Award Agreement, if applicable. Copies of such Plan and Agreement are on file at the offices of the Company.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of performance goals, or the attainment of performance goals and the continued service of the applicable Participant. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any applicable performance goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the Grant Date of such Restricted Stock Award and until the date of satisfaction of all applicable vesting conditions (such period, the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 13(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award automatically shall be reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(c), dividends payable in Common Stock shall be paid in the form of Restricted Stock, held subject to the vesting of the underlying Restricted Stock.

(iv) Except to the extent otherwise provided in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

(v) If and when any applicable performance goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock for which legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates.

Section 7. Restricted Stock Units

(a) Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of Shares to the Participant or by the payment of cash based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of performance goals, or the attainment of performance goals and the continued service of the applicable Participant. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any applicable performance goals) need not be the same with respect to each Participant.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the Grant Date of such Restricted Stock Units and until the date of satisfaction of all applicable vesting conditions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 13(e)).

(iv) Except as otherwise set forth in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units.

(v) Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than two and a half months after the end of the fiscal year in which the Restricted Stock Units vest).

Section 8. Other Stock-Based Awards

Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, performance units, dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan.

Section 9. Change in Control Provisions

(a) Impact of Event. The Committee may, in its discretion, provide for the acceleration of vesting or exercisability of Awards either (i) upon a Change in Control, (ii) upon a specified date following a Change in Control, or (iii) upon specified Terminations of Employment following a Change in Control. The Committee may provide for such treatment as a term of the Award or may provide for such treatment following the granting of the Award.

(b) Definition of Change in Control. For purposes of the Plan, unless otherwise provided in the applicable Award Agreement, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) that results in beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Person of 50% or more of the combined voting power of the then outstanding voting securities of the Company (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company or Apollo Investment Fund V, L.P. (“Apollo”) or any Affiliate of the Company or Apollo, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 9(b); or

(ii) There occurs a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination (or their Affiliates) will beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities (or the voting interests of a non-corporate entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of such corporation (or the voting interests of a non-corporate entity) except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of such corporation resulting from such Business Combination (or the equivalent body of a non-corporate entity resulting from such Business Combination) were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Section 10. Forfeiture of Awards

Notwithstanding anything in the Plan to the contrary, the Committee shall have the authority under the Plan to provide in any Award Agreement (or to require a Participant to agree by separate written instrument) that in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Subsidiaries or Affiliates, or any Termination of Employment for Cause), or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate, (a) any outstanding Options or Stock Appreciation Rights, both vested and unvested, granted to a Participant shall be cancelled, (b) all Awards with respect to which restrictions have not lapsed shall be forfeited, (c) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, must be paid to the Company and (d) any portion of an Award that has been deferred, whether or not vested, shall be forfeited. The determination of whether a Participant has engaged in serious misconduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion.

Section 11. Term, Amendment and Termination

(a) Termination Date. The Plan will terminate on the tenth (10th) anniversary (the “Termination Date”) of the Effective Date. No Awards may be granted after such Termination Date. Under the Plan, any Awards outstanding as of such date of termination of the Plan shall not be affected or impaired by the termination of the Plan and such outstanding Awards shall remain in effect and the terms of the Plan will apply until such Awards terminate as provided in the applicable Award Agreement.

(b) Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(c) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

Section 12. Unfunded Status of Plan

The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary or Affiliate.

Section 13. General Provisions

(a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or any Award Agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon notice of issuance, of such shares on The New York Stock Exchange, or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii) Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) No Limit of Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Dividends. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 13(e).

(f) Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

(h) Governing Law. All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(i) Nontransferability. Unless otherwise provided by the Committee, no Award granted under this Plan shall be assignable or otherwise transferable by the Participant, except by designation of a beneficiary, by will or by the laws of descent and distribution.

(j) Section 16 Compliance. The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(k) Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s Termination of Employment shall be delayed until the first day of the seventh month following the Participant’s Termination of Employment if the Participant is a “specified employee” within the meaning of Section 409A of the Code.

(l) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.

(m) No Restriction of Corporate Action. Nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any Subsidiary or Affiliate of the Company from taking any corporate action which is deemed by the Company or by its Subsidiaries and Affiliates to be appropriate or in its best interest, whether such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant or beneficiary of a Participant will have any claim against the Company or any Affiliate as a result of any corporate action.

(n) No Right to an Award or Grant. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give an employee, director or consultant any right to be granted an Option to purchase Common Stock or receive an Award under the Plan except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award Agreement.

(o) Effective Date of Plan. The Plan shall be effective as of the date (the “Effective Date”) it is adopted by the Board, provided that it has been approved or is thereafter approved by the stockholders of the Company in accordance with all applicable laws, regulations and stock exchange rules and listing standards.

* * * * * *

As adopted by the Board on March 19, 2010.